UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 20, 2007, ENB Insurance Agency, Inc. ("ENB Insurance"), a New York corporation and an indirect wholly owned subsidiary of Evans Bancorp, Inc. ("Evans Bancorp") entered into an employment agreement ("Employment Agreement") with Robert G. Miller. Mr. Miller currently serves as President of ENB Insurance and as a director of Evans Bancorp. The Employment Agreement, effective as of January 1, 2007, provides for Mr. Miller’s continued service as the President of ENB Insurance.

The Employment Agreement is for an initial term of five years, and can be extended annually for successive additional periods of one year commencing on December 31, 2007. Mr. Miller will receive an initial annual base salary of $206,000 and is eligible for an annual bonus in such amounts and subject to the achievement of bonus objectives to be determined by the ENB Board.

The forgoing description of Mr. Miller’s employment terms is qualified in its entirety by reference to the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement, dated as of January 1, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

February 26, 2007	By:	James Tilley

Name: James Tilley
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 1, 2007